UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2015

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 Connell Drive, Suite 1500
Berkeley Heights, NJ 07922
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On July 10, 2015, Cyclacel Pharmaceuticals, Inc. (“Cyclacel” or the “Company”) entered into a Controlled Equity OfferingSM Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., as sales agent (“Cantor”), under which the Company may, from time to time, sell shares of its common stock, par value $0.001 (the “Shares”), having an aggregate offering price of up to $8,350,000 through Cantor.

Upon delivery of a placement notice, and subject to the terms and conditions of the Agreement, Cantor may sell the Shares by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on the Nasdaq Global Market, on any other existing trading market for the common stock or to or through a market maker. In addition, Cantor may sell the Shares by any other method permitted by law, including in privately negotiated transactions. Subject to the terms and conditions of the Agreement, Cantor will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Global Market, to sell the Shares from time to time, based upon the Company’s instructions.

The Company is not obligated to, and the Company cannot provide any assurances that it will, make any sales of the Shares under the Agreement. The Agreement will terminate as permitted therein. The Agreement may be terminated by Cantor or the Company at any time upon 10 days’ notice to the other party, or by Cantor at any time in certain circumstances, including force majeure or the occurrence of a material adverse change in the Company.

The Company will pay Cantor a commission of 3.0% of the gross sales price per share sold and has agreed to provide Cantor with customary indemnification and contribution rights. The Company has also agreed to reimburse Cantor for certain specified expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed $50,000.

The Agreement is filed as Exhibit 10.1 to this report. The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as an exhibit to this report.

The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Agreement is also filed herewith as Exhibit 5.1.

The Shares will be issued pursuant to the Company’s previously filed and effective Registration Statement on Form S-3 (File No. 333-187801), which was declared effective by the Securities and Exchange Commission (“SEC”) on April 22, 2013, and the base prospectus filed as part of such Registration Statement on April 22, 2013, filed by the Company with the SEC. This report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

On July 8, 2015, the Company sold all remaining 314,424 shares of common stock that were subject to its agreement with Aspire Capital Fund, LLC, dated as of November 14, 2013 (the “Aspire Agreement”) at $0.70 per share. All of the available shares under the Aspire Agreement have now been sold and the Aspire Agreement has automatically terminated by its terms.

***

Cyclacel cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the ability to sell Shares and raise additional funds pursuant to the Agreement. The inclusion of forward-looking statements should not be regarded as a representation by Cyclacel that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions and the satisfaction of pre-sale conditions under the Agreement, as well as risks and uncertainties inherent in Cyclacel’s business, including those described in the Company’s periodic filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Cyclacel undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1	Controlled Equity OfferingSM Sales Agreement, dated July 10, 2015, by and between Cyclacel Pharmaceuticals, Inc. and Cantor Fitzgerald & Co.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President—Finance,
Chief Financial Officer and Chief Operating Officer

Date: July 10, 2015